UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
August 25, 2010
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of Chief Operating Officer
     Effective August 25, 2010, Luke Marusiak was appointed to the position of Executive Vice President, Chief Operating Officer of Intevac, Inc. (the “Company”). Mr. Marusiak, age 47, has served the Company as Executive Vice President and General Manager, Emerging Equipment Products since January 2010. Mr. Marusiak had previously served as Intevac’s Chief Operating Officer from 2004 through 2008. Before rejoining the Company, from October 2008 through December 2009, Mr. Marusiak served as the Chief Executive Officer of MDC Vacuum Products, LLC. Mr. Marusiak was employed by Applied Materials from July 1991 to April 2004, most recently as Senior Director of North American Operations. From 1984 to 1991, Mr. Marusiak served as a signal officer in the U.S. Army. Mr. Marusiak holds a BS in electrical engineering from Gannon University and an MS in teleprocessing science from the University of Southern Mississippi.
     The Company has not entered into any employment agreement with Mr. Marusiak. There are no relationships or related transactions between the Company and Mr. Marusiak that would be required to be reported under Item 404(a) of Regulation S-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: August 30, 2010	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary